UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2001

Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Exabyte Corporation ("Exabyte") received a notification from The Nasdaq National Market System (the "NMS") that it has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required under continued listing requirements of the NMS. The notice informs Exabyte that if its common stock does not maintain a bid price of at least $1.00 over a period of 10 consecutive trading days on or before December 3, 2001, it may be subject to delisting. Exabyte will have an opportunity to request a hearing to appeal any notice of delisting; however, there can be no assurance that it would be successful in any such appeal. Exabyte will consider presenting to its stockholders for approval a reverse stock split in order to increase the market price per share of its common stock.

On August 23, 2001, Exabyte announced that it had entered into an Agreement and Plan of Merger with Ecrix Corporation. It is a condition to Ecrix's obligations to close the merger that Exabyte's common stock be included on NMS.

Additional risks associated with a potential delisting of Exabyte common stock from the NMS are described in the publicly available reports filed from time to time by Exabyte with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	September 13, 2001	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)